EX-99.B11(b)

                             [KPMG PEAT MARWICK LLP LETTERHEAD]

                               Independent Auditors' Consent

The Board of Directors of Nations Fund, Inc.:

We consent to the use of our reports dated July 1, 1998 and January 21, 1998, which are incorporated by reference herein and to the reference to our firm under the headings "Financial Highlights" in the the combined Investor A Shares and Investor B Shares Prospectus and "Independent Accountants and Reports" in the Statement of Additional Information.

/s/ KPMG Peat Marwick LLP
KPMG Peat Marwick LLP
Columbus, Ohio
September 4, 1998